Exhibit 14c

SECOND AMENDMENT

TO

AMENDED AND RESTATED PARENT GUARANTY AND INDEMNITY

THIS SECOND AMENDMENT TO AMENDED AND RESTATED PARENT GUARANTY AND INDEMNITY dated as of December 31, 2008 (this “Agreement”), by and among:

(a)	ANTHRACITE CAPITAL, INC., a Maryland corporation (“Guarantor”);
(b)	MORGAN STANLEY MORTGAGE SERVICING LTD. (“Security Trustee”), as security trustee under the Loan Agreement (hereinafter defined); and
(c)	MORGAN STANLEY PRINCIPAL FUNDING, INC., a Delaware corporation (“Agent”).
RECITALS

A.
WHEREAS, AHR Capital MS Limited, a company incorporated in the Republic of Ireland with Company Number 411989 (“Borrower”), Security Trustee, Agent and the other parties thereto are party to that certain Second Amended and Restated Multicurrency Revolving Facility Agreement dated as of February 15, 2008 (the “Existing Loan Agreement”).

B.
WHEREAS, pursuant to that certain Amended and Restated Parent Guaranty and Indemnity dated as of February 15, 2008 (the “Original Guaranty”), made by Guarantor in favor of Security Trustee and Agent, Guarantor, among other things, guaranteed the obligations of Borrower under the Loan Agreement.

C.
WHEREAS, the Original Guaranty was amended pursuant to that certain First Amendment to Amended and Restated Parent Guaranty and Indemnity dated as of April 14, 2008 (the Original Guaranty as amended by the First Amendment is referred to herein as the “Existing Guaranty”), among Guarantor, Security Trustee and Agent.

D.
WHEREAS, pursuant to that certain Third Amended and Restated Multicurrency Revolving Facility Agreement dated as of the date hereof, among Borrower, Security Trustee, Agent and the other parties thereto (as said agreement may be modified, amended or restated from time to time, the “Loan Agreement”), the Existing Loan Agreement was amended and restated.

E.
WHEREAS, it is a condition to the effectiveness of the Loan Agreement that Guarantor execute and deliver this Agreement for the benefit of the Finance Parties and, as such, Guarantor desires to amend the Existing Guaranty as set forth herein (as herein amended, the “Guaranty”).

NOW THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, Security Trustee and Agent hereby agree as follows:

1.           Amendment. The Existing Guaranty is hereby amended as follows:

1.1           Covenants of Guarantor.

    a.           Section 9(h) of the Existing Guaranty is hereby deleted in its entirety and the following substituted therefor:

(h) Maintenance Tangible Net Worth. On any date, Guarantor shall not have a Tangible Net Worth less than the sum of Five Hundred Fifty Million Dollars ($550,000,000) and seventy-five percent (75%) of any equity offering proceeds accepted by Guarantor from and after the date of this Agreement.

    b.           Section 9(i) of the Existing Guaranty is hereby deleted in its entirety and the following substituted therefor:

(i) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Guarantor’s ratio of Total Indebtedness to Tangible Net Worth shall not at any time be greater than 2.5:1.

1.2           Additional or More Restrictive Covenants.

    a.           By adding the following as Section 9(q):

(q) Guarantor shall not make, modify, amend or supplement any covenant to any other Person (i) that is more restrictive on Guarantor as those set forth in Section 9 of this Guaranty; and/or (ii) that relate to Guarantor’s assets, liabilities, income, net worth, liquidity, profitability and/or with respect to ratios relating to any of the foregoing and/or the occurrence of a material adverse effect; unless Guarantor has notified Security Trustee and Agent thereof and has executed an amendment to this Guaranty in a form acceptable to Security Trustee and Agent whereby Guarantor has made the same (or substantially the same) covenant(s) (each, a “Restrictive Covenant”) to Security Trustee and Agent, which Restrictive Covenant(s) shall be in addition to (and not in lieu of) Guarantor’s covenants and obligations under this Guaranty. With respect to such amendment, Guarantor shall also have delivered to Security Trustee and Agent an opinion of counsel to Guarantor acceptable to Security Trustee and Agent in their sole discretion. Such amendment shall provide that: (x) Guarantor shall promptly notify Security Trustee and Agent (together with evidence reasonably satisfactory to Security Trustee and Agent) if compliance with any of the Restrictive Covenants is waived by the beneficiary thereof, and, in such event, for so long as such waiver is in effect, a breach of such Restrictive Covenant shall not constitute a default under this Guaranty (provided that none of the other covenants in this Section 9 are breached), and (y) prior to Guarantor entering into any modification, supplement or amendment of a Restrictive Covenant made in favor of any Person, Guarantor shall have executed a further amendment to this Guaranty in a form acceptable to Security Trustee and Agent whereby the applicable Restrictive Covenant shall be modified, supplemented or amended. With respect to such amendment, Guarantor shall also have delivered to Security Trustee and Agent an opinion of counsel to Guarantor acceptable to Security Trustee and Agent in their sole discretion.

2.           Representations and Warranties.

2.1           Guarantor hereby makes to Agent and Security Trustee the representations and warranties set forth in the Existing Guaranty. Such representations and warranties are true and correct as though made on and as of the date hereof and after giving effect to this Agreement.

2.2           In connection with that certain Transfer Agreement dated as of the date hereof (the “Transfer Agreement”), among AHR Capital Limited, a private limited company incorporated in Ireland with regulation number 398357l, Guarantor and Borrower, Guarantor represents and warrants to Agent and Security Trustee that:

   a.           After giving effect to the transactions contemplated in the Transfer Agreement and this Agreement, the fair saleable value of Guarantor’s assets exceeds Guarantor’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities;

    b.           All of the recitals contained in the Transfer Agreement are true and correct; and

    c.           Guarantor has not taken any corporate action, and Guarantor has not knowledge of any steps or legal proceedings having been started by any other Person (as defined in the Existing Guaranty), for Guarantor’s winding-up, dissolution, administration or re-organization (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, examiner, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets.

3.           Continuing Effect. As modified by this Agreement, all of the terms of the Guaranty are in full force and effect.  Each and all references to the Guaranty in the Loan Documents (as defined in the Loan Agreement) shall mean the Existing Guaranty as amended hereby.

4.           Ratification, Confirmation and Assumption. Guarantor hereby (i) ratifies and confirms all of the obligations of Guarantor under the Existing Guaranty (as amended hereby); and (ii) represents, warrants and covenants that, as of the date hereof, Guarantor has no knowledge of any cause of action at law or in equity against Agent, Security Trustee any lender under the Loan Agreement or any of their respective Affiliates (including, without limitation, any offset, defense, deduction or counterclaim) with respect to any of such obligations.

5.           Binding Effect; No Waiver; No Partnership. The provisions of the Existing Guaranty as amended hereby shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed (a) to constitute a waiver of any right of Agent and/or Security Trustee Lender under the Loan Documents, or (b) to create a partnership or joint venture between any of the parties hereto.

6.           Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Agent and/or Security Trustee and as may be necessary or appropriate to effectuate the purposes of this Agreement.

7.           Counterparts.  This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

8.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GUARANTOR ANTHRACITE CAPITAL, INC. a Maryland corporation

By:	/s/ Paul Horowitz
Name:	Paul Horowitz
Title:	Vice President

AGENT

MORGAN STANLEY PRINCIPAL FUNDING INC.,
a Delaware corporation

By:	/s/ Cynthia Eckes
Name:	Cynthia Eckes
Title:	Authorized Signatory

SECURITY TRUSTEE

MORGAN STANLEY MORTGAGE SERVICING LTD.

By:	/s/ Matthew Carson
Name:	Matthew Carson
Title:	Director

By:	/s/ Justin Winder
Name:	Justin Winder
Title:	Director